UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2017
NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77,079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 355-8614
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 15, 2017, pursuant to four separate Membership Interest Purchase Agreements (the “Purchase Agreements”), Northstar Healthcare Surgery Center - Houston, LLC ("NHSC") and Nobilis Health Corp. (the "Company"), (NHSC and the Company are each a "Buyer" and collectively "Buyers") and Elite Surgical Affiliates ("Elite") and other membership interests, (Elite and other membership interests are each a "Seller" and collectively "Sellers") finalized the Purchase Agreements dated as of November 15, 2017.

The material provisions of the Purchase Agreements and related transactions include the $50.0 million in financing made available through Amendment No. 2 to the BBVA Compass Credit Facility (the "Amendment"), the $3.6 million in cash on hand paid to Elite as a part of the purchase price at closing, the $3.5 million convertible promissory note (the "Note") to Elite and a $3.0 million hold back. The Purchase Agreements, the Amendment and the Note are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and are incorporated herein by reference.

The descriptions of the Purchase Agreements, the Amendment and the Note in this Current Report are summaries and are qualified in their entirety by reference to the complete text of such documents.

Purchase Agreements

The Buyers acquired 50.1% of the Sellers’ ownership interests in three ambulatory surgery centers and one surgical hospital in the greater Houston area. The Buyers paid approximately $60.1 million, comprised of $53.6 million in cash, $3.5 million in the form of a Note, $2.5 million in form of unfunded escrow and $0.5 million in shares of common stock.

As part of the Purchase Agreements, $3.0 million of the cash purchase price was held back and is subject to certain indemnification provisions. Of the hold back, $2.5 million is a portion of the purchase price, and $0.5 million is being held in escrow at BBVA Compass Bank. On the twelve-month anniversary of closing, 100% of the amount held back, less unresolved claims, less any amounts paid as, or claimed as, indemnification, will be paid to the Sellers.

At closing, on behalf of the Sellers, the Company issued to the Sellers’s agent in the form of shares of the Company’s common stock equal to $0.5 million, or 0.4 million common shares at $1.32 per share. The share price was based on the New York Stock Exchange's ("NYSE MKT") ten day variable weighted average of the Company's common shares' closing prices. The issued common shares are restricted for a period of six months.

The Amendment

On November 15, 2017, Northstar Healthcare Acquisitions, L.L.C. (the “Borrower”), a Delaware limited liability company and wholly owned subsidiary of Nobilis Health Corp. (the “Company”) and Northstar Healthcare Holdings, Inc. a Delaware corporation entered into the Amendment, by and among the Borrower, the Company, certain subsidiaries of the Company parties thereto, the lenders from time to time parties thereto (the “Lenders”), BBVA Compass Bank as Administrative Agent, LC Issuing Lender and Swingline Lender and other lenders party thereto. The purpose of the Amendment was to finance the aforementioned acquisition, and thereby increased the aggregate principal amount by $50,000,000 (“Term Loan B”). The maturity date of Term Loan B is November 15, 2022 and payments are due quarterly.

The Note

The Note in the principal amount of $3.5 million bears interest at the simple rate of 6.75% per annum and is payable in three installments over a two year period. The interest payments are due quarterly. The Note (outstanding principal but excluding accrued and unpaid interest) may be converted into the Company's common shares (the "Conversion Shares"), only upon the occurrence of both (i) default by Maker, as defined in the Note, and (ii) the election of the Sellers. The number of Conversion Shares will be based on a price per share equal to the quotient obtained by dividing the conversion amount by the lessor of (i) the closing bid price of the common shares on the trading day immediately prior to the conversion date, or (ii) the volume weighted average price of the common shares on NYSE MKT in the trailing ten trading days prior to the Maturity Date. There are no pre-payment penalties.

ITEM 2.03    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information included under the heading “Amendment No. 2 to BBVA Compass Credit Agreement” under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of November 16, 2017, the following corporate governance change took place with respect to the Company:

•	Harry Fleming was appointed to the Board of Directors and will serve as Chairman of the Board
•	Dr. Donald L. Kramer resigned as the Chairman and retired from the Board of Directors

ITEM 7.01    REGULATION FD DISCLOSURE.

On November 16, 2017, the Company issued a press release announcing the closing of the Elite acquisition and the Amendment.

The press release attached as an exhibit to this Current Report on Form 8-K contains various “forward looking statements” within the meaning of Canadian and United States securities laws, including the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and may be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on current plans and expectations and are subject to a number of risks, uncertainties and other factors which could significantly affect current plans and expectations and our future financial condition and results. These factors, which could cause actual results, performance and achievements to differ materially from those anticipated, include, but are not limited to our ability to successfully maintain effective internal controls over financial reporting; our ability to implement our business strategy, manage the growth in our business, and integrate acquired businesses; the risk of litigation and investigations, and liability claims for damages and other expenses not covered by insurance; the risk that payments from third-party payers, including government healthcare programs, may decrease or not increase as costs increase; adverse developments affecting the medical practices of our physician limited partners; our ability to maintain favorable relations with our physician limited partners; our ability to grow revenues by increasing case and procedure volume while maintaining profitability at the Nobilis Facilities; failure to timely or accurately bill for services; our ability to compete for physician partners, patients and strategic relationships; the risk of changes in patient volume and patient mix; the risk that laws and regulations that regulate payments for medical services made by government healthcare programs could cause our revenues to decrease; the risk that contracts are cancelled or not renewed or that we are not able to enter into additional contracts under terms that are acceptable to us; and the risk of potential decreases in our reimbursement rates. The foregoing are significant factors we think could cause our actual results to differ materially from expected results. However, there could be additional factors besides those listed herein that also could affect us in an adverse manner.

We have not undertaken any obligation to publicly update or revise any forward-looking statements. All of our forward-looking statements speak only as of the date of the document in which they are made or, if a date is specified, as of such date. Subject to a mandatory requirements of applicable law, we disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any changes in events, conditions, circumstances or information on which the forward-looking statement is based. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing factors and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 14, 2017, as updated by other filings with the Securities and Exchange Commission.

The information contained in Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Exhibit Description

10.1
Membership Interest Purchase Agreement by and between Northstar Healthcare Surgery Center - Houston, LLC, Nobilis Health Corp., and Elite Center for Minimally Invasive Surgery LLC dated as of November 15, 2017

10.2
Membership Interest Purchase Agreement by and between Northstar Healthcare Surgery Center - Houston, LLC, Nobilis Health Corp., and Houston Metro Ortho and Spine Surgery Center LLC dated as of November 15, 2017

10.3	Membership Interest Purchase Agreement by and between Northstar Healthcare Surgery Center - Houston, LLC, Nobilis Health Corp., and Elite Hospital Management LLC dated as of November 15, 2017
10.4	Membership Interest Purchase Agreement by and between Northstar Healthcare Surgery Center - Houston, LLC, Nobilis Health Corp., and Elite Sinus Spine and Ortho LLC dated as of November 15, 2017
10.5
Amendment No. 2 To Credit Agreement by and between Northstar Healthcare Acquisitions, L.L.C., Nobilis Health Corp., Northstar Healthcare Holdings, Inc., the Loan Parties named therein, Compass Bank, the other lenders party thereto dated as of November 15, 2017

10.6	Convertible Promissory Note in principal amount of $3,500,000 dated November 15, 2017
99.1	Press Release filed on November 16, 2017
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ David Young

David Young
Chief Financial Officer

Date: November 21, 2017